Exhibit 99
NEWS RELEASE FOR IMMEDIATE RELEASE	APRIL 13, 2010
Butler National / Boot Hill Casino & Resort, Dodge City, Accelerates Plan to Develop and Operate First Class Hotel with Vista Host, Inc.

Olathe, Kansas, April 13, 2010 - Butler National Corporation (OTC Bulletin Board: BUKS), a leading manufacturer and provider of support systems for aircraft and a recognized provider of professional management services in the gaming industry, announce that BHCMC, LLC, manager under contract for the Boot Hill Casino & Resort, and Vista Host, Inc. plan to develop and operate a first-class hotel at Boot Hill Casino & Resort. Detail design for the hotel originally presented with the State of Kansas contract approved in December 2009 is planned to start immediately with construction to commence as soon as possible thereafter.  Hotel opening is planned in 2011.

Clark D. Stewart, President of BHCMC, LLC commented: "Vista Host is a good fit for Boot Hill Casino & Resort in Dodge City. We are excited about the future potential of a new Marriott or Hilton branded property at Boot Hill Casino & Resort. This is a major addition to the resort destination experience."

Mike Harrell, Chairman and CEO of Vista Host, Inc. commented: "We are excited about the opportunity with Boot Hill Casino & Resort.  Dodge City offers an excellent opportunity to expand our portfolio of Marriott and Hilton products. The Casino and adjacent Events Center will be integral to the success of our hotel."

Vista Host is a Houston based Hotel Management Company serving owners of Hampton Inns, Hampton Inns & Suites, Holiday Inn Express, Courtyard by Marriott, Residence Inns, Fairfield Inn & Suites by Marriott, Homewood Suites by Hilton, and Comfort Suites across the country. Currently Vista Host operates and manages 25 properties in 11 states. The Company was founded in 1977, and operates exclusively in the hospitality industry with property types varying widely from Albany, New York, to Fort Lauderdale, Florida. Vista Host has developed and/or managed over 75 lodging properties since its inception.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Craig D. Stewart, Investor Relations Butler National Corporation 19920 W. 161st Street Olathe, KS 66062 Jim Drewitz, Public Relations jim@jdcreativeoptions.com	Ph (214) 498-7775 Fax (913) 780-5088 Ph (830) 669-2466
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